UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 14, 2021
(Date of earliest event reported)

SUN COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2021, Sun Communities Operating Limited Partnership (“SCOLP”), as borrower, and Sun Communities, Inc. (the “Company”), as guarantor, entered into the Fourth Amended and Restated Credit Agreement (the “New Credit Agreement”) with Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A., Citizens Bank, N.A., BofA Securities, Inc., BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., Fifth Third Bank, Regions Bank, Royal Bank of Canada, The Huntington National Bank, Truist Bank, U.S. Bank National Association, and Wells Fargo Bank, National Association, as Joint Lead Arrangers, and Citibank, N.A., Citizens Bank, N.A., BofA Securities, Inc., BMO Capital Markets Corp., and JPMorgan Chase Bank, N.A., as Joint Bookrunners, and Bank of America, N.A., JPMorgan Chase Bank, N.A., Bank of Montreal, and Citizens Bank, N.A., as Co-Syndication Agents.

The New Credit Agreement combines and replaces the Company’s existing $750.0 million credit facility extended pursuant to a Third Amended and Restated Credit Agreement dated as of May 21, 2019, by and among SCOLP and certain lenders, which was scheduled to mature May 21, 2023, and the existing $1.8 billion credit facility between the Company’s subsidiary, Safe Harbor Marinas, LLC (“Safe Harbor”) and certain lenders pursuant to a Credit Agreement dated as of September 14, 2018, as amended (the “Safe Harbor Credit Facility”), which was scheduled to mature on October 11, 2024.

Pursuant to the New Credit Agreement, SCOLP may borrow up to $2.0 billion under a revolving loan (the “New Credit Facility”). The New Credit Facility will be available to fund all of the Company’s business, including its marina business conducted by Safe Harbor. The New Credit Agreement also permits, subject to the satisfaction of certain conditions, additional borrowings (with the consent of the Administrative Agent and the other lenders) in an amount not to exceed $1.0 billion with the option to treat all, or a portion, of such additional funds as an incremental term loan. Except as described below, the New Credit Facility has a four-year term ending June 14, 2025, and, at SCOLP’s option, the maturity date may be extended for two additional six-month periods, subject to the satisfaction of certain conditions. The maturity date with respect to $500.0 million of available borrowing under the New Credit Facility is October 11, 2024, which, under the terms of the New Credit Agreement, may not be extended. The New Credit Facility bears interest at a floating rate based on the Adjusted Eurocurrency Rate or BBSY rate, plus a margin that is determined based on the Company’s credit ratings calculated in accordance with the New Credit Agreement, which can range from 0.725% to 1.400%. Based on the Company’s current credit ratings, the current margin is 0.850%. At the time of the closing, there were $1.169 billion in borrowings under the New Credit Facility. At the lenders’ option, the New Credit Facility will become immediately due and payable upon an event of default under the New Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 1.02	Termination o Material Definitive Agreement

Effective June 14, 2021 the Safe Harbor Credit Facility was terminated in connection with the execution of the New Credit Agreement. Safe Harbor repaid all amounts due and outstanding under the Safe Harbor Credit Facility on or prior to such effective date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

10.1*    Fourth Amended and Restated Credit Agreement, dated June 14, 2021, among Sun Communities Operating Limited Partnership, as Borrower, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A., Citizens Bank, N.A., BofA Securities, Inc., BMO Capital Markets Corp., and JPMorgan Chase Bank, N.A., Fifth Third Bank, Regions Bank, Royal Bank of Canada, The Huntington National Bank, Truist Bank, U.S. Bank National Association, and Wells Fargo Bank, National Association, as Joint Lead Arrangers, and Citibank, N.A., Citizens Bank, N.A., BofA Securities, Inc., BMO Capital Markets Corp., and JPMorgan Chase Bank, N.A., as Joint Bookrunners, and Bank of America, N.A., JPMorgan Chase Bank, N.A., Bank of Montreal, and Citizens Bank, N.A., as Co-Syndication Agents

104        Cover Page Interactive Data File (embedded withing the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: June 14, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer